股权转让合同

Equity Transfer Contract

转让方（甲方）：美国银龙资源公司

Transferor (Party A): Silver Dragon Resources Inc.

受让方（乙方）：华北有色地质勘查局综合普查大队

Transferee (Party B): Exploration Unit of North China Nonferrous Geological Exploration Bureau

双方就乙方通过私募获取甲方 30%的股份及乙方收购甲方持有的三河华冠资源技术有限公司（华冠资源）50%的股份（二把伙矿权除外）之事宜，根据 2008 年 6 月 10 日所签署的股权转让意向书的精神，达成以下协议：

In the principles of the Equity Transfer Letter of Intent reached on June 10, 2008, both parties have agreed to the following agreements regarding Party B's acquisition of 30% of Party A's equity interests and Party B's purchase of 50% of Sanhe Sino-Top Resources & Technologies Ltd. (Sino-Top)'s equity interests (with the exception of Erbahuo property) currently held by Party A.

1、甲方向乙方或者乙方指定的公司出让以下两部分资产：

1. Party A shall transfer the following two sets of assets to Party B or companies designated by Party B:

（1）甲方以私募的形式向乙方发行一定数量的股票，使乙方成为甲方第一大股东。

(1) Party A shall issue a certain amount of shares to Party B through private placement so that Party B shall become the largest shareholder of Party A.

（2）甲方出让其在华冠资源持有的 50%股份（保留 40%），二把伙矿权除外。

(2) Party A shall transfer 50% of its equity interests in Sino-Top (Party A shall keep 40%), with the exception of Erbahuo property.

2、出让价格及条件：

2. Transfer Prices and Conditions:

（1）乙方以 0.15 美元/股的价格，购买甲方的股票 100 万美元（该股票受限期为 6 个月）；其余数量的股票以 0.25 美元/股的价格购买（此部分股票受限期为 3 年），使乙方成为甲方控股 30%的第一大股东。本合同签署后一日内乙方将向甲方指定的帐户汇入上述 100 万美元折合成的人民币，甲方将即刻发行股票给乙方指定的受让人。

(1) Party B shall purchase US$1 million's worth of Party A's shares at US$0.15 per share (restricted for 6 months); Party B shall purchase additional shares at US$0.25 per share (restricted for 3 years) so that Party B shall become the largest shareholder holding 30% of Party A's shares. Within one day from the signing of this Contract, Party B shall send the above-mentioned US$1 million in converted RMB funds to an account designated by Party A, whereupon Party A will issue the shares to an assignee designated by Party B.

（2）乙方以人民币 3000 万元购买甲方在华冠资源持有的 50%股份（二把伙矿权除外）。本合同签署后一日内乙方将向甲方指定的帐户汇入上述款项。甲方收到该款后，乙方将开始在华冠资源临时行使大股东权益。双方同意按下列比例分华冠资源所需费用（二把伙项目除外）：甲方 40%，乙方 50%。任何一方如果未能按上述比例分担费用，其股权将被稀释，但最终其股权不得少于 30%。

(2) Party B shall purchase 50% of Party A's equity interests (with the exception of Erbahuo property) in Sino-Top for a consideration of RMB30 million. Within one day from the signing of this Contract, Party B shall send the above-mentioned sum to an account designated by Party A. Upon receipt of the said sum by Party A, Party B shall start to exert its rights as the interim largest shareholder of Sino-Top. Both sides agree to share the expenses of Sino-Top (with the exception of Erbahuo project) according to the following proportions: 40% by Party A and 50% by Party B. If any party fails to share the above expenses in accordance with the above proportions, its equity interests shall be diluted, but ultimately its equity interests shall not be below 30%.

（3）鉴于上述二项交易需要经过政府审批，如果任何一项交易因为非甲方或乙方的原因未经批准或者在 6 个月内未经批准，本合同立即终止，甲方将如数退还已收到的所有款项（上述用于购买股票的 100 万美元除外）。在签订本合同后，如果任何一方违约，对方将有权决定是否终止本合同并有权索赔 600 万人民币。

（3）Whereas the above two transactions are subject to government approval, if any transaction is not approved for no fault of either Party A or Party B, or not approved within six months, this Contract will be terminated immediately, and Party A shall return all the received funds (except for the above-mentioned US$1 million used to purchase Party A's shares). After the signing of this Contract, if any party breaches the contract terms, the other party shall have the right to decide if or not to terminate this Contract and have the right to claim a compensation of RMB6 million.

（4）二把伙矿权的税后收益甲方将保留 70%，另外 20%归乙方所有，其余 10%仍归原有中方股东。双方同意按下列比例分担二把伙项目所需费用：甲方 70%，乙方 20%。任何一方如果未能按上述比例分担费用，其利益分配权将被稀释，但最终其利益分配权不得少于 10%。

（4）The after-tax proceeds from Erbahuo property shall be distributed as follows: Party A shall keep 70%, Party B shall keep the other 20%, and the original Chinese shareholders shall keep remaining 10%. Both sides agree to share the expenses of Erbahuo project according to the following proportions: 70% by Party A and 20% by Party B. If any party fails to share the above expenses in accordance with the above proportions, its profit distribution rights shall be diluted, but ultimately its profit distribution rights shall not be below 10%.

3、其他约定：

3. Other Items

（1）甲方将负担截至 2008 年 6 月 10 日的全部应付款，包括二把伙矿权转让价款。

(1) Party A shall be responsible for all the payables as of June 10, 2008, including the mining right transfer cost of Erbahuo.

（2）鉴于乙方支付美元需要经过报批手续，双方约定：上述 100 万美元将折合成人民币支付。待乙方获得外汇批准后，乙方将用美元购买其余的股票。

(2) Whereas Party B shall go through the approval process for the payment in US funds, both parties have agreed: The above-mentioned US$1 million shall be paid in RMB funds. After Party B obtains foreign currency approval, Party B shall pay in US funds for the further stock purchase.

（3）本合同签署后，未经乙方事先同意，甲方不得增发新股票（少量股票除外）或使公司资产负债有重大改变。甲方还将向乙方提供截至 2008 年 6 月 30 日的财务报表。

(3) After the signing of this Contract, Party A shall not issue new shares (except for insignificant amounts) or significantly change the corporate assets and liabilities without the prior consent of Party B. Party A shall also provide Party B with its financial reports as of June 30, 2008.

（4）乙方承诺在控股甲方后三年之内不降低甲方现有的负责中国项目的雇员的待遇。乙方还承诺在正式控股华冠资源后二年之内不降低华冠资源现有的六名雇员的待遇。

(4) Party B warrants that it will not decrease the remunerations of the currently existing employees of Party A responsible for its China projects within three years from Party B's becoming a controlling shareholder of Party A. Party B also warrants that it will not decrease the remunerations of six of the currently existing employees of Sino-Top within two years from Party B's formally becoming a controlling shareholder of Sino-Top.

（5）双方将积极配合为早日通过政府审批提供便利。

(5) Both sides shall actively work with each other to facilitate government approval.

甲方代表（签名）：	乙方代表（签名）：
For Party A: Marc Hazout	For Party B: Mr. Guoqiang Hao

2008 年 7 月 4 日 July 4, 2008